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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                FEBRUARY 16, 1999


                                 INTERLEAF, INC.
             (Exact name of Registrant as specified in its charter)




       MASSACHUSETTS                  0-14713                    04-2729042
(State or other jurisdiction       (Commission               (I.R.S. Employer
   of incorporation)                File Number)            Identification No.)


                 62 FOURTH AVENUE, WALTHAM, MASSACHUSETTS 02451
              (Address of principal executive offices and zip code)



               Registrant's telephone number, including area code:
                                 (781) 290-0710








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ITEM 5.  OTHER EVENTS.

PRIVATE PLACEMENT TRANSACTION.

On February 16, 1999, the Company completed a private placement transaction under which certain officers, directors and existing stockholders of the Company purchased an aggregate of 1,761,167 shares of Common Stock, $ .01 par value, at a price of $2.40 per share, resulting in total cash proceeds to the Company in the amount of $4,226,800. The Company had previously announced the entering into of the contracts for this private placement in a Form 8-K dated November 27, 1998.

The Company is filing this report at the request of The Nasdaq Stock Market, Inc. in order to demonstrate the Company's compliance with Nasdaq's minimum net tangible asset requirements for listing on the Nasdaq National Market.

Attached as an exhibit to this report are a pro forma consolidated balance sheet as of January 31, 1999 and a statement of operations for the ten months ended January 31, 1999. The pro forma balance sheet gives effect to the private placement transaction as if it had occurred on January 31, 1999.

The accompanying unaudited pro-forma consolidated balance sheet and statement of operations include the accounts of Interleaf, Inc. and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

The accompanying unaudited pro-forma consolidated balance sheet and statement of operations do not include all financial information and disclosures required by generally accepted accounting principles for complete financial statements. Such unaudited pro-forma consolidated balance sheet and statement of operations should be read in conjunction with the Company's audited consolidated financial statements and related notes included in the Company's Annual Report on Form 10-K for the year ended March 31, 1998. The results of operations for interim periods are not necessarily indicative of the results to be expected either for the full quarter or for the full year.

EXHIBITS

99. Unaudited Pro-Forma Consolidated Balance Sheet of Interleaf, Inc. and subsidiaries as of January 31, 1999, and Statement of Operations for the Ten Months Ended January 31, 1999.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    March 16, 1999               INTERLEAF, INC.


                                             /S/ CRAIG NEWFIELD
                                      ----------------------------------------
                                      By:    Craig Newfield
                                      Title: V.P., General Counsel & Clerk